SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event report): February 15, 2007
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 2.06. MATERIAL IMPAIRMENTS
(a)	On February 15, 2007, Weyerhaeuser Company’s Board of Directors approved the sale of the company’s Canadian building materials distribution business (the “Business”). The price negotiated is less than the company’s carrying amount of the net assets of the Business and management determined that a charge for impairment of the allocable portion of goodwill, working capital and equipment is required.

(b)	The company estimates that it will record a pretax asset impairment charge in the first quarter of 2007 in the range of approximately $30 million to $35 million.

(c)	The company believes that the amount of the impairment charge will not result in future cash expenditures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By:	/s/ Jeanne Hillman
Its:	Vice President and
Chief Accounting Officer

Date: February 21, 2007